PART I.  FINANCIAL INFORMATION

GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

    ASSETS
                                                   January 31,    October 31,
                                                      1995           1994
CURRENT ASSETS
  Cash and short-term investments                    $  26,786      $  29,543
  U.S. and Canadian government securities
    --at amortized cost which approximates market       20,679         23,970
  Trade accounts receivable--less allowance
    of $989 for doubtful items                          71,204         69,501
  Inventories, at the lower of cost (prin-
    cipally last-in, first-out) or market               55,424         50,944
  Prepaid expenses and other                            14,157         14,384


                      Total current assets             188,250        188,342


LONG TERM ASSETS
  Cash surrender value of life insurance                 2,669          2,618
  Interest in partnership                                1,091          1,091
  Other long term assets                                 5,980          5,853


                                                         9,740          9,562


PROPERTIES, PLANTS AND EQUIPMENT--at cost
  Timber properties -- less depletion                    3,790          3,639
  Land                                                  10,496         10,521
  Buildings                                             99,438         99,936
  Machinery, equipment, etc.                           299,739        291,426
  Construction in progress                              19,195         18,136
  Less accumulated depreciation                       (207,676)      (202,488)


                                                       224,982        221,170


                                                      $422,972       $419,074

See accompanying Notes to Consolidated Financial Statements
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GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED BALANCE SHEETS


(Dollars in thousands)

  LIABILITIES AND SHAREHOLDERS' EQUITY
                                                     January 31,  October 31,
                                                         1995        1994
CURRENT LIABILITIES
  Accounts payable                                      $ 25,822     $ 32,948
  Current portion of long term obligations                   243          249
  Accrued payrolls and employee benefits                   6,432        7,082
  Accrued taxes--general                                   1,228        1,952
  Taxes on income                                          7,150          713


                   Total current liabilities              40,875       42,944


LONG TERM OBLIGATIONS (interest rates from
  4.81% - 8.00%; payable to 2000)                         24,905       27,966

OTHER LONG TERM LIABILITIES                               14,858       14,265

DEFERRED INCOME TAXES                                      8,276        6,960


  Total long term liabilities                             48,039       49,191


SHAREHOLDERS' EQUITY (Note 1)
  Capital stock, without par value                         9,034        9,034

    Class A Common Stock:
       Authorized 16,000,000 shares;
         issued 10,570,480 shares;
         in treasury 5,133,894 shares;
         outstanding 5,436,586 shares

    Class B Common Stock:
       Authorized and issued 8,640,000 shares;
         in treasury 1,987,826 shares;
           (1,985,826 in 1994)
         outstanding 6,652,174 shares
           (6,654,174 in 1994)

  Earnings retained for use in the business              330,222      321,583

  Cumulative translation adjustment                       (5,198)      (3,678)


                                                         334,058      326,939


                                                        $422,972     $419,074

See accompanying Notes to Consolidated Financial Statements
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GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per share amounts)
        For the three months ended January 31,              1995       1994
Sales and other income
  Net sales                                               $170,058   $128,773
Other income:
  Gain on sales of timber and timber properties              3,026        858
  Interest, oil royalties and other                          1,337      1,316

                                                           174,421    130,947

Costs and expenses (including depreciation of
    ($5,516 in 1995 and $5,028 in 1994)
  Cost of products sold                                    132,658    109,179
  Selling, general and administrative                       16,659     14,268
  Interest                                                     426        236

                                                           149,743    123,683


Income before income taxes                                  24,678      7,264
Taxes on income                                              9,300      2,700



Net Income                                                $ 15,378  $   4,564



Net income per share (based on the average number of shares outstanding during the period):
  Based on the assumption that earnings were allocated to Class A and Class B Common Stock to the extent that dividends were actually paid for the year and the remainder were allocated as they would be received by shareholders in the event of liquidation, that is, equally to Class A and Class B shares, share and share alike:

    Class A                                                  $1.16      $ .29
    Class B                                                  $1.36      $ .45


            Due to the special characteristics of the Company`s two classes of stock (see Note 1), earnings per share can be calculated upon the basis of varying assumptions, none of which, in the opinion of management, would be free from the claim that it fails fully and accurately to represent the true interest of the shareholders of each class of stock and in the earnings retained for use in the business.

See accompanying Notes to Consolidated Financial Statements
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GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES

CONSOLIDATED STATEMENTS OF EARNINGS RETAINED FOR USE IN THE BUSINESS

(Dollars in thousands, except per share amounts)

      For the three months ended January 31,            1995           1994
Balance at beginning of period                        $321,583       $298,757

Net income                                              15,378          4,564


                                                       336,961        303,321


Dividends paid:
        On Class A Common Stock -- $.44                  2,392          1,957
        On Class B Common Stock -- $.64                  4,258          3,477


                                                         6,650          5,434


Stock acquired for treasury                                 89            515


Balance at end of period                              $330,222       $297,372

See accompanying Notes to Consolidated Financial Statements
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GREIF BROS. CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)
  For the three months ended January 31,                    1995        1994

Cash flows from operating activities:
Net income                                                 $15,378     $ 4,564
  Adjustments to reconcile net income to net cash
  provided by operating activities:
    Depreciation and depletion                               5,694       5,204
    Deferred income taxes                                    1,342       1,578
  (Increase) decrease:
    Trade accounts receivable                               (1,703)      5,310
    Inventories                                             (4,480)     (5,812)
    Prepaid expenses and other                                 227        (421)
    Other long term assets                                    (178)       (166)
  Increase (decrease):
    Accounts payable and accrued liabilities                (7,126)     (3,625)
    Accrued payrolls and employee benefits                    (650)       (825)
    Accrued taxes - general                                   (724)       (244)
    Taxes on income                                          6,437        (322)
    Other long term liabilities                                593        (133)


Net cash provided by operating activities                   14,810       5,108


Cash flows from investing activities:

  Sales (purchases) of investments in government
    and short term securities                                3,291        (440)
  Purchase of properties, plants and equipment              (9,771)     (9,930)


Net cash used by investing activities                       (6,480)    (10,370)


Cash flows from financing activities:

  (Payments) proceeds on long term debt                     (3,067)      3,128
  Acquisition of treasury stock                                (89)       (515)
  Dividends paid                                            (6,650)     (5,434)


Net cash used by financing activities                       (9,806)     (2,821)


Foreign currency translation adjustment                     (1,281)       (195)


Net decrease in cash and short term
  investments                                               (2,757)     (8,278)
Cash and short term investments at beginning of
  period                                                    29,543      30,827


Cash and short term investments at end of period           $26,786     $22,549

See accompanying Notes to Consolidated Financial Statements
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